Exhibit 99.1

N E W S R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Receives NASDAQ Notice Regarding Delayed Filing of Form 10-Q
and Updates Status of NASDAQ Listing

Waco, Texas May 17, 2007….FirstCity Financial Corporation (NASDAQ: FCFC) today announced its receipt on May 15, 2007 of an additional NASDAQ Staff Determination notice letter indicating that the Company is not in compliance with NASDAQ’s filing requirements, as set forth in Marketplace Rule 4310(c)(14), and that its common stock is therefore subject to delisting.  The letter was issued in accordance with NASDAQ procedures because FirstCity Financial did not timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2007.

FirstCity previously requested a hearing before the NASDAQ Listing Qualifications Panel following receipt on April 3, 2007 of another Staff Determination notice letter from NASDAQ because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2006.  The delisting action referenced in the NASDAQ Staff’s letters of April 3, 2007 and May 15, 2007 has been stayed pending a hearing before the Panel, which has been scheduled for Thursday, May 31, 2007.  There can be no assurance that the Panel will grant the FirstCity’s request for continued listing.  Pending a decision by the Panel, the Company’s common stock will remain listed on the NASDAQ Global Select Market.

FirstCity has previously announced that the Audit Committee of the Board of Directors is conducting an independent investigation to review (i) whether FirstCity and its subsidiaries received inadequate compensation, or other improprieties occurred, with respect to the sale of a loan portfolio to a third party, and (ii) FirstCity’s compliance with laws applicable to its foreign operations as a result of allegations against an officer of an affiliate of FirstCity regarding matters that occurred prior to the individual’s becoming an officer of that affiliate.  As a result of this investigation, the Company has delayed filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Quarterly Form 10-Q for the period ended March 31, 2007.  The Company plans to become current on its periodic reports required under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the Audit Committee’s independent investigation.

Safe Harbor

Certain statements contained herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially include, but are not limited to, statements relating to the filing of FirstCity’s 2006 Form 10-K and announcement of FirstCity’s financial results for the 2006 fourth quarter and fiscal year; statements relating to the filing of FirstCity’s 2007 first quarter Form 10-Q and announcement of FirstCity’s financial results for the 2007 first quarter; the timing, results and effect of the independent Audit Committee investigation; the outcome of the Company’s planned hearing with NASDAQ and its appeal of any such determination; and the potential delisting of its common stock from The NASDAQ Global Select Market.  These statements are just management’s expectations and involve risks and uncertainties, such that actual results may differ significantly.  Forward looking statements are made as of the date of this press release and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

FirstCity Financial is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. Its common stock is listed on the NASDAQ Global Select Market System under the symbol “FCFC.”